Exhibit 10.7

Execution Version

JOINDER AGREEMENT

November 26, 2014

PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio
c/o Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

Reference is hereby made to (i) that certain note purchase agreement (the “Purchase Agreement”) dated June 10, 2014 among Throwdown Industries Holdings, LLC, a Delaware limited liability company (“Holdings”), Throwdown Industries, LLC, a Delaware limited liability company (“TD LLC”), and Throwdown Industries, Inc., a California corporation (“TDI” and, together with Holdings and TD LLC, the “Original Obligors”), and PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio, a separate investment portfolio of PIMCO Funds, a Massachusetts business trust (the “Purchaser”) relating to the issuance and sale to the Purchaser of $2,500,000 aggregate principal amount of 14.00% Senior Secured Fixed Rate Notes due 2017 (the “Notes”) and (ii) that certain Pledge and Security Agreement (the “Pledge and Security Agreement”) dated as of June 10, 2014 relating to the grant of certain collateral pledged by the Original Obligors to secure certain obligations under the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In connection with the contribution of 100% of the equity of Holdings to XFit Brands, Inc., a Nevada corporation (“XFit”, and together with the Original Obligors, the “Obligors”), XFit has agreed to become an Obligor under the Purchase Agreement and to grant certain collateral to secure its obligations under the Purchase Agreement as set forth in the Pledge and Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

1.          Joinder. (a) XFit hereby acknowledges that it has received a copy of the Purchase Agreement and acknowledges and agrees with the Purchaser that by its execution and delivery hereof it shall (i) join and become a party to the Purchase Agreement as an Obligor thereunder; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Purchase Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Purchase Agreement.

(b) Each Obligor agrees to deliver a new Note substantially in the form attached as Exhibit A (the “Replacement Note”) to the Purchaser; upon receipt of the Replacement Note, Purchaser agrees to return the original Note to the Obligors at the address set forth in Section 18(h) of the Purchase Agreement.

2.          Assumption. XFit hereby agrees to enter into an Assumption Agreement substantially in the form attached as Exhibit B whereby XFit will become an Grantor (as defined in the Pledge and Security Agreement) under the Pledge and Security Agreement and the Trademark Security Agreement.

3.          Representations and Warranties and Agreements of XFit. XFit hereby represents and warrants to and agrees with the Purchaser that:

(a) the representations and warranties set forth in the Purchase Agreement applicable to such party are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof (except that representations and warranties made as of a particular date were true and correct on and as of such particular date); and

(b) XFit has all requisite corporate or other organizational power and authority to enter into this Joinder Agreement and to consumate the transaction contemplated hereby, and this Joinder Agreement has been duly and validly authorized, executed and delivered by XFit and will constitute a valid and legally binding agreement against XFit in accordance with its terms.

This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Purchase Agreement. The parties hereto acknowledge and agree that all of the provisions of the Purchase agreement shall remain in full force and effect.

4.          Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5.          Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

6.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7.          APPLICABLE LAW. THIS JOINDER AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

THROWDOWN INDUSTRIES HOLDINGS, LLC THROWDOWN INDUSTRIES, LLC THROWDOWN INDUSTRIES, INC.

By:	/s/ David E. Vautrin
Name:	David E. Vautrin
Title:	Chief Executive Officer

XFIT BRANDS, INC.

By:	/s/ David E. Vautrin
Name:	David E. Vautrin
Title:	Chief Executive Officer

The foregoing Joinder Agreement is
hereby confirmed and accepted by
the Purchaser as of the date
first above written.

PIMCO FUNDS: PRIVATE ACCOUNT PORTFOLIO SERIES:
PIMCO HIGH YIELD PORTFOLIO
By: Pacific Investment Management Company LLC,
as its Investment Advisor, acting through Investors
Fiduciary Trust Company, in the Nominee Name of IFTCO

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

EXHIBIT A

Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN CONTRAVENTION OF SECTION 5 OF SUCH ACT.

Throwdown Industries Holdings, LLC
Throwdown Industries, LLC
Throwdown Industries, INC.

XFIT BRANDS, INC.

$[•]

14.00% Senior Secured Fixed Rate Note due June 12, 2017

Registered	New York, New York

No. R-[•]	Dated: [__], 2014

Each of Throwdown Industries Holdings, LLC, a Delaware limited liability company (“Holdings”), Throwdown Industries, LLC, a Delaware limited liability company (“TD LLC”), XFit Brands, Inc., a Nevada corporation (“XFit Brands”), and Throwdown Industries, Inc., a California corporation (“TDI” and, together with Holdings, XFit Brands and TD LLC, each, an “Obligor” and, collectively, the “Obligors”), for value received, hereby jointly and severally promises to pay to PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio, a separate investment portfolio of PIMCO Funds, a Massachusetts business trust (the “Purchaser”), the principal sum of [XXX] MILLION DOLLARS ($[XXX,XXX,XXX]) on June 12, 2017 or such earlier date on which this Note is accelerated pursuant to the Note Purchase Agreement or subject to optional redemption by Holdings, on behalf of the Obligors, as described herein (the “Maturity Date”) (or, if such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, and to pay interest on the unpaid balance of said principal sum (as increased on account of any deferred and capitalized interest) at the rate of 14.00% per annum (computed on the basis of a 360-day year of twelve 30-day months), in like coin or currency and funds, from and including the date hereof, on the 20th day of each calendar month, commencing on July 20, 2014, and on the maturity date and each other date on which principal is due and payable (each, a “Payment Date”) until payment of such principal sum has been made or duly provided for; provided, that unless a Default or an Event of Default (each as defined in the Note Purchase Agreement) has occurred or Holdings, on behalf of the Obligors, otherwise elects in accordance with the Note Purchase Agreement, the Obligors shall pay cash interest for each Payment Date at a per annum rate of 9.00%, and the additional interest that otherwise would have been payable in cash on the applicable Payment Date shall instead be added to the outstanding principal balance of the Notes in accordance with the Note Purchase Agreement. Amounts payable on each Payment Date shall be payable to the holder in whose name this Note is registered on the applicable Payment Date.

Such interest will accrue from, and including, June 12, 2014 or the most recent Payment Date (whether or not such Payment Date was a Business Day) for which interest was paid to, but excluding, the relevant Payment Date. If any Payment Date falls on a day that is not a Business Day, the payment due on such day will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

“Business Day” is any day which is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

This Note is one of a duly authorized issue of $2,500,000 aggregate principal amount of 14.00% Senior Secured Fixed Rate Notes due June 12, 2017 (the “Notes”) of the Obligors. This Note is issued pursuant to and subject to the Note Purchase Agreement, dated as of June 10, 2014 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) between the Obligors and the Purchaser, and is secured by certain collateral pledged by the Obligors pursuant to the Pledge and Security Agreement, dated as of June 10, 2014, between the Obligors and the Purchaser, as amended, supplemented or otherwise modified from time to time.

1.          Payment. Payment of principal and interest as provided herein shall be made for the benefit of the registered owner hereof on the applicable Payment Date or on the Maturity Date, as the case may be, in each case by wire transfer to the account designated in writing to Holdings by such registered owner.

2.          Redemption. Holdings, on behalf of the Obligors, may redeem the Notes, in whole or in part, at any time, at its option, at a redemption price equal to the Applicable Percentage of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of Notes to be redeemed to, but excluding, the redemption date. If less than all of the Notes are to be redeemed, the Notes shall be redeemed on a pro rata basis. The “Applicable Percentage” means (i) in the case of a redemption on or prior to June 12, 2016, 107% or (ii) in the case of a redemption after June 12, 2016, 100%.

Notice of any such redemption must be mailed by first-class mail or electronically delivered to the registered holder of the Notes to be redeemed no less than 30 days prior to the redemption date and shall specify the designated redemption date and the aggregate principal amount to be redeemed thereon. Notice of redemption having been given, the Notes to be so redeemed shall, on the redemption date, become due and payable at the redemption price provided for herein, and from and after such date (unless the Obligors shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the holder or holders hereof.

3.          Registration, Transfer, Exchange and Denominations of Notes. So long as any of the Notes remain outstanding and unpaid, the Obligors will cause to be maintained in the United States, an office or agency where the Notes may be presented for payment, transfer or exchange as provided in this Note. Such office or agency is presently located at the office of Holdings located at 18 Goodyear – Suite 125, Irvine, CA 92618, and the Obligors agree to give prompt written notice of any change in such office or agency to each holder of Notes then outstanding. The Obligors shall keep, or engage a third party registrar to keep, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Obligors or such registrar, as the case may be, shall register the names and addresses of the holders of Notes in registered form and shall register the transfer of Notes in registered form as provided in this Note.

Whenever any Note or Notes shall be presented at such office or agency for exchange or registration of transfer, the Obligors shall execute and, in exchange therefor and upon cancellation thereof, shall deliver a new Note or Notes registered in such name or names and in such denominations as may be requested and in the same aggregate principal amount and dated as of the interest payment date to which interest has been paid on, or, if no interest has yet been so paid, then dated the date of, the Note or Notes so surrendered.

No transfer of any Note shall be registered unless evidenced by a written instrument of transfer duly executed by the registered owner in person or by his duly authorized attorney, and received by Holdings not less than three (3) Business Days prior to the requested transfer date or such shorter period as Holdings shall agree upon.

4.           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law provisions other than sections 5-1401 and 5-1402 of the General Obligations Law).

5.          WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS AND THE HOLDER HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the Obligors has caused this Note to be duly executed in its company name.

THROWDOWN INDUSTRIES
HOLDINGS, LLC

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: CEO

THROWDOWN INDUSTRIES, LLC

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: CEO

THROWDOWN INDUSTRIES, INC.

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: CEO

XFIT BRANDS, INC.

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: CEO

Dated:                November 26, 2014